Exhibit 4.20(a)

SIDE LETTER

To:	GRINDROD SHIPPING PTE. LTD.

as Borrower

IVS BULK CARRIERS PTE. LTD

IVS BULK OWNING PTE. LTD

IVS BULK 462 PTE. LTD.

IVS BULK 475 PTE. LTD.

UNICORN ATLANTIC `PTE. LTD.

UNICORN BALTIC PTE. LTD.

UNICORN ROSS PTE. LTD.

UNICORN IONIA PTE. LTD.

IVS BULK 511 PTE. LTD.

IVS BULK 603 PTE. LTD.

IVS BULK 707 PTE. LTD.

UNICORN CASPIAN PTE. LTD.

IVS BULK 512 PTE. LTD.

IVS BULK 609 PTE. LTD.

IVS BULK 611 PTE. LTD.

IVS BULK 612 PTE. LTD.

as Owner Guarantors

GRINDROD SHIPPING HOLDINGS LTD.

as Corporate Guarantor

14 December 2018

Dear Sirs

Facility Agreement dated 8 May 2018 - m.v. "IVS KANDA"

We refer to the facility agreement (the "Facility Agreement") dated 8 May 2018 and made between (i) Grindrod Shipping Pte. Ltd. as borrower (the "Borrower"), (ii) IVS Bulk Carriers Pte. Ltd, IVS BULK Owning Pte. Ltd. ("Owner Guarantor B"), IVS Bulk 462 Pte. Ltd., IVS Bulk 475 Pte. Ltd., Unicorn Atlantic Pte. Ltd., Unicorn Baltic Pte. Ltd., Unicorn Ross Pte. Ltd., Unicorn Ionia Pte. Ltd., IVS Bulk 511 Pte. Ltd., IVS Bulk 603 Pte. Ltd., IVS Bulk 707 Pte. Ltd., Unicorn Caspian Pte. Ltd., IVS Bulk 512 Pte. Ltd., IVS Bulk 609 Pte. Ltd., IVS Bulk 611 Pte. Ltd. and IVS Bulk 612 Pte. Ltd. as owner guarantors (the "Owner Guarantors"), (iii) Crédit Agricole Corporate and Investment Bank, DVB Bank SE Singapore Branch and Standard Chartered Bank, Singapore Branch as mandated lead arrangers, (iv) Crédit Agricole Corporate and Investment Bank and DVB Bank SE Singapore Branch as coordination agents, (v) Crédit Agricole Corporate and Investment Bank as account bank, (vi) the financial institutions listed in Part B of Schedule 1 therein as original lenders (the "Lenders"), (vii) the financial institutions listed in Part B of Schedule 1 therein as original hedge counterparties, (viii) DVB Bank SE Singapore Branch as facility agent (the "Facility Agent") and (ix) DVB Bank SE Singapore Branch as security agent (the "Security Agent") relating to the refinancing of 16 ships owned by the Owner Guarantors, including the vessel m.v. "IVS KANDA" ("Ship B").

Words and expression defined in the Facility Agreement shall have the same meanings when used in this Letter unless otherwise defined or the context otherwise requires.

We are writing to you in our capacity as Facility Agent and as Security Agent.

Owner Guarantor B has sold Ship B. In accordance with paragraph (a) of clause 7.3 (Mandatory prepayment on sale, arrest or Total Loss) of the Facility Agreement, the Borrower prepaid the Tranche applicable to Ship B out of the proceeds of sale of Ship B. An additional amount of US$1,055,902 has been prepaid out of the proceeds of sale of Ship B in partial compliance with paragraph (b) of clause 7.3 (Mandatory prepayment on sale, arrest or Total Loss) of the Facility Agreement.

The Obligors have requested that:

(a)	notwithstanding the provisions of paragraph (b) of clause 7.3 (Mandatory prepayment on sale, arrest or Total Loss) of the Facility Agreement, the portion of the balance of the sale proceeds of Ship B which is currently held in the Retention Account in the amount of US$1,055,902 (the "Ship B Proceeds") be released to the Borrower instead of being applied in prepayment of the Loan pursuant to paragraph (b) of clause 7.3 (Mandatory prepayment on sale, arrest or Total Loss) of the Facility Agreement; and

(b)	certain amendments are made to the provisions in the Facility Agreement relating to (i) mandatory prepayment on sale of a Ship, (ii) minimum required security cover and (iii) the aggregate notional amount of the transactions in respect of the Hedging Agreements.

The Finance Parties have agreed to accede to this request and this Letter sets out the terms and conditions on which the Finance Parties agree, with effect on and from the Effective Date, to amend the terms of the Facility Agreement.

1	Definitions and Interpretation

1.1	Definitions

In this Letter (including its Recitals):

"Effective Date" means the date on which the Facility Agent confirms to the Borrower that the conditions precedent set out in Clause 3 (Conditions precedent) are satisfied.

1.2	Application of construction and interpretation provisions of Facility Agreement

Clause 1.2 (Construction) of the Facility Agreement applies to this Letter as if it were expressly incorporated in it with any necessary modifications.

1.3	Designation as a Finance Document

The Borrower and the Facility Agent designate this Letter as a Finance Document.

1.4	Third party rights

Unless provided to the contrary in a Finance Document, a person who is not a Party to this Letter has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Letter.

2	Agreement of the FINANCE Parties

2.1	Agreement of the Finance Parties

The Finance Parties agree, subject to and upon the terms and conditions of this Letter, to:

(a)	the release of the Ship B Proceeds to the Borrower from the Retention Account; and

(b)	the amendment of clauses 7.3 (Mandatory prepayment on sale, arrest or Total Loss), 8.6 (Hedging) and 24 (Security Cover) of the Facility Agreement,

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and to the consequential amendments of the Facility Agreement and the other Finance Documents in connection with the matters referred to at paragraphs (a) and (b) above.

2.2	Effective Date

The agreement of the Finance Parties contained in Clause 2.1 (Agreement of the Finance Parties) shall have effect on and from the Effective Date.

3	Conditions Precedent

The agreement of the Finance Parties contained in Clause 2 (Agreement of the Finance Parties) is subject to:

(a)	no Default continuing on the date of this Letter and the Effective Date (other than as has been notified to, and acknowledged by, the Facility Agent in writing) or resulting from the occurrence of the Effective Date;

(b)	the Repeating Representations to be made by each Transaction Obligor being true on the date of this Letter and the Effective Date (other than as has been notified to, and acknowledged by, the Facility Agent in writing);

(c)	the provisions of clause 10.4 (Cost of funds) of the Facility Agreement not being applicable; and

(d)	the Facility Agent having received all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Agent on or before 31 December 2018 or such later date as the Facility Agent may agree with the Borrower.

4	Specific amendments to the facility agreement

From the Effective Date, the Parties agree that the Facility Agreement shall be amended as follows:

(a)	A new definition shall be added to clause 1.1 (Definitions) of the Facility Agreement as follows:

""LTV" means the aggregate of the Loan and the Hedge Exposure expressed as a percentage of the aggregate Market Value of each Ship then subject to a Mortgage plus the net realisable value of additional Security previously provided under Clause 24 (Security Cover)."

(b)	paragraph (b) of clause 7.3 (Mandatory prepayment on sale, arrest or Total Loss) of the Facility Agreement shall be deleted and replaced with the following new paragraph:

"On the Relevant Date, the Borrower shall also prepay such part of the Loan so as to ensure that:

(i)	the security cover percentage ratio as calculated in accordance with Clause 24 (Security cover) shall not fall below 154 per cent. immediately after such sale, arrest or Total Loss;

(ii)	the LTV shall not have increased by more than five percentage points as a result of such sale, arrest or Total Loss when calculated immediately before and again immediately after such sale, arrest or Total Loss;

(iii)	in any 12 month period between 26 October in any given year and 25 October in the following year, the LTV shall not have increased by more than five percentage points as a cumulative result of all sales, arrests or Total Losses of Ships in that period when calculated from the date of the first sale, arrest or Total Loss of a ship (within that period).";

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(c)	paragraph (b) of clause 8.6 (Hedging) of the Facility Agreement shall be deleted and replaced with the following new paragraph:

"The aggregate notional amount of the transactions in respect of the Hedging Agreements shall be at least 25 per cent. of the aggregate amount of the Loan.";

(d)	clause 24.1 (Minimum required security cover) of the Facility Agreement shall be deleted and replaced with the following new paragraph:

"Minimum required security cover

Clause 24.2 (Provision of additional security; prepayment) applies if:

(a)	on or before the fourth anniversary of the first Utilisation Date, the Facility Agent notifies the Borrower that:

(i)	the aggregate Market Value of each Ship then subject to a Mortgage; plus

(ii)	the net realisable value of additional Security previously provided under this Clause 24 (Security Cover),

is below 130 per cent. of an amount which is the aggregate of the Loan and the Hedge Exposure; and

(b)	after the fourth anniversary of the first Utilisation Date, the Facility Agent notifies the Borrower that:

(i)	the aggregate Market Value of each Ship then subject to a Mortgage; plus

(ii)	the net realisable value of additional Security previously provided under this Clause 24 (Security Cover),

is below 135 per cent. of an amount which is the aggregate of the Loan and the Hedge Exposure."; and

(e)	the table in schedule 8 (Repayment Schedule) of the Facility Agreement shall be replaced by the table in Schedule 2 (Revised Repayment Schedule).

5	Representations

5.1	Facility Agreement representations

Each Obligor makes the representations and warranties set out in clause 18 (Representations) of the Facility Agreement, as amended and supplemented by this Letter and updated with appropriate modifications to refer to this Letter, by reference to the circumstances then existing on the date of this Letter and on the Effective Date.

5.2	Finance Document representations

Each Obligor makes the representations and warranties set out in the Finance Documents (other than the Facility Agreement) to which it is a party, as amended and supplemented by this Letter and updated with appropriate modifications to refer to this Letter, by reference to the circumstances then existing on the date of this Letter and on the Effective Date.

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6	Amendments to Finance Documents

6.1	Amendments to Finance Documents

With effect on and from the Effective Date the Facility Agreement and each other Finance Document shall be, and shall be deemed by this Letter to be, amended as follows:

(a)	the definition of, and references throughout to, each Finance Document shall be construed as if the same referred to that Finance Document as amended and supplemented by this Letter; and

(b)	by construing references throughout to "this Agreement", "this Deed" and other like expressions as if the same referred to such Finance Document as amended and supplemented by this Letter.

6.2	Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect as amended and supplemented by such further or consequential modifications as may be necessary to give full effect to the terms of this Letter.

7	Further Assurance

7.1	Further assurance

Each Obligor shall (and shall procure that each other Transaction Obligor will) promptly, and in any event within the time period specified by the Facility Agent do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgements, proxies and powers of attorney), as the Facility Agent may specify (and in such form as the Facility Agent may require in favour of the Facility Agent or its nominee(s)) to implement the terms and provisions of this Letter.

7.2	Additional corporate action

At the same time as a Transaction Obligor delivers to the Facility Agent or Security Agent any document executed under this Clause 7 (Further Assurance), that Party shall deliver to the Facility Agent or Security Agent as applicable a certificate signed by two of that Party's directors or officers which shall:

(a)	set out the text of a resolution of that Party's directors specifically authorising the execution of the document specified by the Facility Agent or the Security Agent as applicable; and

(b)	state that either the resolution was duly passed at a meeting of the directors validly convened and held, throughout which a quorum of directors entitled to vote on the resolution was present, or that the resolution has been signed by all the directors of officers and is valid under that Party's articles of association or other constitutional documents.

8	Costs and Expenses

Clause 16.2 (Amendment costs) of the Facility Agreement, as amended and supplemented by this Letter, applies to this Letter as if it were expressly incorporated in it with any necessary modifications.

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9	Notices

Clause 36 (Notices) of the Facility Agreement, as amended and supplemented by this Letter, applies to this Letter as if it were expressly incorporated in it with any necessary modifications.

10	Counterparts

This Letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Letter.

11	Governing Law

This Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

12	Enforcement

12.1	Jurisdiction

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter (including a dispute regarding the existence, validity or termination of this Letter or any non-contractual obligation arising out of or in connection with this Letter) (a "Dispute").

(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly the Obligors will not argue to the contrary.

(c)	This Clause 12.1 (Jurisdiction) is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

12.2	Service of process

Each Obligor irrevocably appoints Grindrod Shipping Services UK Ltd, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Letter.

This Letter has been entered into on the date stated at the beginning of this Letter.

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SCHEDULE 1

Conditions Precedent

1	The Borrower and each Owner Guarantor

1.1	In relation to the Borrower and each Owner Guarantor, a bringdown certificate certifying that each copy document relating to it specified in schedule 2 (Conditions Precedent and Conditions Subsequent) of the Facility Agreement is correct, complete and in full force and effect as at a date no earlier than the date of this Letter.

1.2	A certificate of each of the Borrower and each Owner Guarantor (signed by a director) confirming that:

(a)	no Default is continuing on the date of this Letter and the Effective Date (other than as has been notified to, and acknowledged by, the Facility Agent in writing) or resulting from the occurrence of the Effective Date;

(b)	the Repeating Representations to be made by each Transaction Obligor are true on the date of this Letter and the Effective Date (other than as has been notified to, and acknowledged by, the Facility Agent in writing); and

(a)	the provisions of clause 10.4 (Cost of funds) of the Facility Agreement are not applicable.

2	Finance Documents

A duly executed original of this Letter.

3	Other documents and evidence

3.1	A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by this Letter or for the validity and enforceability of any Finance Document as amended and supplemented by this Letter.

3.2	Evidence that the costs and expenses then due from the Borrower pursuant to Clause 8 (Costs and Expenses) have been paid or will be paid by the Effective Date.

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SCHEDULE 2

Revised repayment schedule

TRANCHE A
1	IVS Nightjar	2,593,186.60	375,000.00	750,000.00	750,000.00	718,186.60
2	IVS Kanda	(Fully repaid on 22 Oct 2018)
3	IVS Kawana	3,457,582.13	500,000.00	1,000,000.00	1,000,000.00	957,582.13
TRANCHE B
4	IVS Kingbird	5,368,334.25	417,857.15	835,714.30	835,714.30	835,714.30	2,443,334.19
5	Inyala	7,983,676.58	621,428.59	1,242,857.17	1,242,857.17	1,242,857.17	3,633,676.48
6	Breede	5,918,932.64	460,714.30	921,428.59	921,428.59	921,428.59	2,693,932.56
7	Rhino	9,910,770.92	771,428.59	1,542,857.18	1,542,857.18	1,542,857.18	4,510,770.80
8	Kowie	6,331,881.42	492,857.15	985,714.31	985,714.31	985,714.31	2,881,881.35
9	IVS Knot	6,607,180.62	514,285.73	1,028,571.45	1,028,571.45	1,028,571.45	3,007,180.54
10	IVS Sentosa	4,680,086.27	364,285.72	728,571.44	728,571.44	728,571.44	2,130,086.21
11	IVS Magpie	5,368,334.40	417,857.00	835,714.00	835,714.00	835,714.00	2,443,335.40
12	Umgeni	6,607,180.62	514,285.73	1,028,571.45	1,028,571.45	1,028,571.45	3,007,180.54
13	IVS Kinglet	7,020,129.40	546,428.58	1,092,857.17	1,092,857.17	1,092,857.17	3,195,129.32
14	IVS Orchard	5,093,035.06	396,428.58	792,857.16	792,857.16	792,857.16	2,318,035.00
15	IVS Merlion	5,781,283.04	450,000.01	900,000.02	900,000.02	900,000.02	2,631,282.97
16	IVS Raffles	5,918,932.64	460,714.30	921,428.59	921,428.59	921,428.59	2,693,932.56
		88,640,526.58	7,303,571.42	14,607,142.84	14,607,142.84	14,532,911.57	37,589,757.91

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Yours faithfully

/s/ Foreisa Sari	/s/ Domenik Nizet
Foreisa Sari Vice President	Domenik Nizet Vice President
For and on behalf of
DVB BANK SE SINGAPORE BRANCH
as Facility Agent

/s/ Foreisa Sari	/s/ Domenik Nizet
Foreisa Sari Vice President	Domenik Nizet Vice President
For and on behalf of
DVB BANK SE SINGAPORE BRANCH
as Security Agent

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We hereby acknowledge and agree to the terms of the above letter:

/s/ Hugh William Scheffer	Hugh William Scheffer
For and on behalf of
GRINDROD SHIPPING PTE. LTD.
as Borrower

/s/ Hugh William Scheffer	Hugh William Scheffer
For and on behalf of
IVS BULK CARRIERS PTE. LTD
as Owner Guarantor

/s/ Hugh William Scheffer	Hugh William Scheffer
For and on behalf of
IVS BULK OWNING PTE. LTD
as Owner Guarantor

/s/ Hugh William Scheffer	Hugh William Scheffer
For and on behalf of
IVS BULK 462 PTE. LTD.
as Owner Guarantor

/s/ Hugh William Scheffer	Hugh William Scheffer
For and on behalf of
IVS BULK 475 PTE. LTD.
as Owner Guarantor

/s/ Hugh William Scheffer	Hugh William Scheffer
For and on behalf of
UNICORN ATLANTIC PTE. LTD.
as Owner Guarantor

/s/ Hugh William Scheffer	Hugh William Scheffer
For and on behalf of
UNICORN BALTIC PTE. LTD.
as Owner Guarantor

/s/ Hugh William Scheffer	Hugh William Scheffer
For and on behalf of
UNICORN ROSS PTE. LTD.
as Owner Guarantor

/s/ Hugh William Scheffer	Hugh William Scheffer
For and on behalf of
UNICORN IONIA PTE. LTD.
as Owner Guarantor

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/s/ Hugh William Scheffer	Hugh William Scheffer
For and on behalf of
IVS BULK 511 PTE. LTD.
as Owner Guarantor

/s/ Hugh William Scheffer	Hugh William Scheffer
For and on behalf of
IVS BULK 603 PTE. LTD.
as Owner Guarantor

/s/ Carl David Ackerley	Carl David Ackerley
For and on behalf of
IVS BULK 707 PTE. LTD.
as Owner Guarantor

/s/ Hugh William Scheffer	Hugh William Scheffer
For and on behalf of
UNICORN CASPIAN PTE. LTD.
as Owner Guarantor

/s/ Hugh William Scheffer	Hugh William Scheffer
For and on behalf of
IVS BULK 512 PTE. LTD.
as Owner Guarantor

/s/ Hugh William Scheffer	Hugh William Scheffer
For and on behalf of
IVS BULK 609 PTE. LTD.
as Owner Guarantor

/s/ Hugh William Scheffer	Hugh William Scheffer
For and on behalf of
IVS BULK 611 PTE. LTD.
as Owner Guarantor

/s/ Hugh William Scheffer	Hugh William Scheffer
For and on behalf of
IVS BULK 612 PTE. LTD.
as Owner Guarantor

/s/ Stephen William Griffiths	Stephen William Griffiths
For and on behalf of
GRINDROD SHIPPING HOLDINGS LTD.
as Corporate Guarantor

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We hereby acknowledge and agree to the terms of the above letter:

/s/ Jean-Christophe Gilbert	/s/ Jean-Pierre Michal Kowski
Jean-Christophe Gilbert Chief Operating Officer	Jean-Pierre Michal Kowski Senior Country Officer
For and on behalf of
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK
as a Lender

/s/ Foreisa Sori	/s/ Domenik Nizet
Foreisa Sori Vice President	Domenik Nizet Senior Vice President
For and on behalf of
DVB BANK SE SINGAPORE BRANCH
as a Lender

/s/ Abhishek Pandey	Abhishek Pandey
For and on behalf of
STANDARD CHARTERED BANK, SINGAPORE BRANCH
as a Lender

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